UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2005

SHORE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-22345	52-1974638
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)
18 East Dover Street, Easton, Maryland 21601

(Address of principal executive offices) (Zip Code)

(410) 822-1400

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Departure of Director.

Shore Bancshares, Inc. (the “Company”) announces that, pursuant to the Company’s director retirement policy (the “Policy”), David C. Bryan will retire from the Corporation’s Board of Directors at the conclusion of the 2005 Annual Meeting of Stockholders, which is scheduled to be held on April 27, 2005. The Policy generally requires a director who reaches the age of 70 to retire from the Board at the expiration of that director’s current term of office. The Corporation will update this report if the date of the 2005 Annual Meeting, and, thus, the date of Mr. Bryan’s retirement, is postponed or otherwise changed.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: March 7, 2005	By:	/s/ W. Moorhead Vermilye
W. Moorhead Vermilye President and CEO